UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 13, 2007, John P. McLaughlin and Daniel G. Welch were appointed to serve as members of the board of directors (the “Board”) of Seattle Genetics, Inc. (the “Company”). A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

Mr. McLaughlin is currently Chief Executive Officer of Anesiva, Inc., (formerly Corgentech). From 1997 to 1999, he served as President of Tularik Inc. Prior to that, Mr. McLaughlin served in various positions at Genentech, Inc., including at different times from 1987 to 1997, Executive Vice President, General Counsel and Secretary. Mr. McLaughlin received a J.D. from the Catholic University of America and a B.A. from the University of Notre Dame.

Mr. McLaughlin has been named to be a member of the Audit Committee of the Board.

Mr. Welch is currently Chief Executive Officer and President of InterMune, Inc. Before joining InterMune, Mr. Welch served as Chief Executive Officer and Chairman of the Board of Directors of Triangle Pharmaceuticals, Inc. from 2002 to 2003. Mr. Welch served as the President, Biopharmaceuticals at Elan Corporation from 2000 to 2002 and in various positions, including Executive Vice President and Chief Operating Officer of Sanofi-Synthelabo USA (now Sanofi-Aventis) from 1987 to 2000. Mr. Welch received an MBA from the University of North Carolina and a B.A. from the University of Miami.

Pursuant to the Company’s automatic option grant program for non-employee directors under the Company’s 2000 Directors’ Stock Option Plan, Mr. McLaughlin and Mr. Welch were each granted an option to purchase 25,000 shares of the Company’s Common Stock. The exercise price per share is equal to the fair market value per share on the date the option was granted. The option shall vest and become exercisable at the rate of one-fourth (1/4) of the shares subject to the option on the first anniversary of the date of grant of the option and 1/36 of the remaining shares subject to the option each month thereafter. Vesting accelerates under certain circumstances.

Also pursuant to the Company’s automatic option grant program, starting in 2008, Mr. McLaughlin and Mr. Welch will each receive an option to purchase 10,000 shares of the Company’s Common Stock at each regular annual meeting of the Company’s stockholders, provided that they continue to be members of the Board. The exercise price per share of each option will be equal to the fair market value per share on the date such option is granted. For each of these annual option grants, 100% of the option shares shall vest on the day before the first anniversary of the date of grant of each annual option. Vesting accelerates under certain circumstances.

The Company also announced the promotion of Eric L. Dobmeier to Chief Business Officer from the position of Senior Vice President, Corporate Development. More information regarding the promotion is included in the press release furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Seattle Genetics, Inc. dated June 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: June 14, 2007	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Seattle Genetics, Inc. dated June 14, 2007